Exhibit 4.1

EVEREST REINSURANCE HOLDINGS, INC.

To

THE BANK OF NEW YORK MELLON, AS SUCCESSOR IN INTEREST TO JPMORGAN CHASE BANK (F/K/A THE CHASE MANHATTAN BANK)

Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of October 4, 2021

3.125% Senior Notes due October 15, 2052

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms or provisions.

-i-

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of the 4th day of October, 2021, by and between EVEREST REINSURANCE HOLDINGS, INC., a Delaware corporation, having its principal office at 100 Everest Way, Warren, New Jersey 07059 (the “Company”), and THE BANK OF NEW YORK MELLON, as successor in interest to JPMorgan Chase Bank (formerly known as the Chase Manhattan Bank), a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of March 14, 2000 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

3.125% Senior Notes due October 15, 2052

SECTION 101. Establishment.

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 3.125% Senior Notes due October 15, 2052 (the “Notes”).

There are to be authenticated and delivered $1,000,000,000 principal amount of Notes (which shall initially be in the form of two or more Global Securities), and no further Notes shall be authenticated and delivered except as provided by Section 301(2), 303, 304, 305, 306, 906 or 1107 of the Original Indenture. The Notes shall be issued in fully registered form without coupons.

The Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

There shall be the following additions to the covenants set forth in the Original Indenture with respect to the Notes, which shall be effective only so long as any of the Notes are Outstanding:

Limitations on Sales of Restricted Subsidiaries’ Capital Stock. The Company shall not sell, transfer or otherwise dispose of any shares of capital stock of a Restricted Subsidiary (other than directors’ qualifying shares or sales to Restricted Subsidiaries), and it shall not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of any shares of capital stock of any other Restricted Subsidiary (other than directors’ qualifying shares or sales or other transfers to the Company or to a Restricted Subsidiary), unless the entire capital stock of such Restricted Subsidiary at the time owned by the Company and its Restricted Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property, which, in the opinion of the Board of Directors of the Company, is at least equal to the fair value thereof.

Limitations on Liens on Restricted Subsidiaries’ Capital Stock. The Company shall not, and it shall not permit any Restricted Subsidiary at any time to, create, assume, incur or permit to exist any indebtedness secured by a pledge, lien or other encumbrance on the capital stock of any Restricted Subsidiary without making effective provision whereby the Notes then Outstanding (and, if the Company so elects, any other indebtedness ranking on a parity with the Notes) shall be equally and ratably secured with such secured indebtedness so long as such other indebtedness shall be secured.

For purposes of the Indenture, “Restricted Subsidiary” means a Subsidiary which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance or reinsurance businesses; provided, however, that no such Subsidiary shall be a Restricted Subsidiary if (a) the total assets of such Subsidiary are less than 10% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with United States generally accepted accounting principles (“GAAP”), and (b) the total revenues of such Subsidiary are less than 10% of the total revenues of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end income statements of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP, unless, in each case, in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of the Company and its consolidated Subsidiaries taken as a whole.

The preceding additional covenants are included in the Original Indenture solely for the benefit of the Holders of the Notes, and for purposes of Sections 1009 and 1303 of the Original Indenture, shall be deemed covenants provided by Sections 301(19), 901(1) and 901(3) thereof for the benefit of such Holders.

SECTION 102. Definitions.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Interest Payment Dates” means April 15 and October 15 of each year, commencing April 15, 2022.

“Original Issue Date” means October 4, 2021.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the respective April 1 and October 1 (whether or not a Business Day) prior to such Interest Payment Date.

“Stated Maturity” means October 15, 2052.

SECTION 103. Payment of Principal and Interest.

The principal of the Notes shall be due at Stated Maturity (unless earlier redeemed or repurchased). The unpaid principal amount of the Notes shall bear interest at the rate of 3.125% per annum until paid or duly provided for, such interest to accrue from October 4, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided, however, that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. “Business Day” means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

Notwithstanding anything to the contrary contained herein, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date or repurchase date will be payable on such Interest Payment Date to the Holders as of the close of business on the Regular Record Date for such Interest Payment Date.

Payment of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

SECTION 104. Denominations.

The Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

SECTION 105. Global Securities.

The Notes shall initially be issued in the form of two or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Notes represented by such Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Trustee and the Company that it is no longer willing or able to properly discharge its responsibilities as a Depositary for such Global Security and no qualified successor Depositary shall have been appointed by the Company within ninety (90) days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no qualified successor Depositary shall have been appointed by the Company within ninety (90) days after it becomes aware of such cessation, (ii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes as provided in the Original Indenture.

SECTION 106. Redemption at the Option of the Company.

The Notes shall be redeemable at the option of the Company, in whole or in part for cash, at any time (a “Redemption Date”) prior to April 15, 2052 (the “Par Call Date”), at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes being redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes being redeemed matured on the Par Call Date (exclusive of interest accrued to such Redemption Date), discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twenty (20) basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

At any time on or after the Par Call Date, the Company may redeem the Notes at a Redemption Price equal to 100% of the principal amount of Notes being redeemed, plus accrued and unpaid interest on such Notes to the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose, that the Notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming for this purpose, that the Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, the average of the Reference Treasury Dealer Quotations for the Redemption Date.

“Independent Investment Banker” means either Citigroup Global Markets Inc. or Wells Fargo Securities, LLC, as selected by the Company and any successor firm or, if each firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and any two (2) other primary treasury dealers (as defined herein) selected by the Company; provided, however, that (i) if any of the foregoing shall cease to be a primary treasury dealer in U.S. Government Securities (a “primary treasury dealer”), the Company will substitute another primary treasury dealer in its place and (ii) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be any other primary treasury dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third (3rd) Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third (3rd) Business Day preceding the Redemption Date.

Notwithstanding Section 1104 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price or an estimate thereof, but only the manner of calculation thereof.

The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

The third paragraph of Section 1104 of the Original Indenture shall be applicable to the foregoing redemption.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of the Notes to be redeemed in accordance with the procedures of the Depository Trust Company. The Trustee may select for redemption Notes and portions of Notes in amounts of whole multiples of $1,000; provided, that the unredeemed portion of any Note may not be less than $2,000.

The Notes shall not have a sinking fund.

SECTION 107. Paying Agent.

The Trustee shall initially serve as Paying Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.

SECTION 108. Events of Default.

The following provisions shall govern the notes and supersede Sections 501 and 502 of the Original Indenture with respect to the Notes:

“Event of Default”, wherever used herein with respect to the Notes or in the Original Indenture, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal of or any premium on any of the Notes when due; or

(2) default in the payment of any interest upon any of the Notes within 30 days from the date they become due; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of Securities other than the Notes), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Notes not less than the principal amount of Notes that gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; or

(4) a default under any (i) debt for any money borrowed by the Company (including a default with respect to Securities of any series other than the Notes), (ii) mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, or (iii) guarantee of payment for money borrowed, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such accelerated indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such accelerated indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602 of the Indenture, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument, provided, further, a default shall exist under this clause only if the aggregate principal amount outstanding under all such indebtedness that has become due prior to the date on which it would otherwise become due and payable exceeds $50,000,000; or

(5) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors.

If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on the Notes,

(B) the principal of (and premium, if any, on) the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Notes,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed in the Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 109. Discharge and Defeasance.

The provisions of Article Four of the Original Indenture shall be applicable to the Notes, provided that, with respect to the Notes only, references in Article Four to the term “Securities” shall mean the Notes.

The provisions of Article Thirteen of the Original Indenture, including Section 1302 and 1303, shall be applicable to the Notes.

ARTICLE II

Miscellaneous Provisions

SECTION 201. Recitals by Company.

The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 202. Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 203. Executed in Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 204. Electronic Signatures.

The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

EVEREST REINSURANCE HOLDINGS, INC.

By:	/s/ Mark Kociancic
Name:	Mark Kociancic
Title:	Executive Vice President and Chief Financial Officer

Attest:	/s/ David E. Sigmon
Name:	David E. Sigmon
Title:	Assistant Secretary

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

Signature Page to Sixth Supplemental Indenture]

Exhibit A

Form of

3.125% Senior Note due October 15, 2052

EVEREST REINSURANCE HOLDINGS, INC.

3.125% Senior Note due October 15, 2052

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO EVEREST REINSURANCE HOLDINGS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.: R- CUSIP/ISIN No.: 299808AJ4 / US299808AJ43	Principal Amount: $

Regular Record Date:	close of business on the respective April 1 and October 1 (whether or not a Business Day) prior to the relevant Interest Payment Date.
Original Issue Date:	October 4, 2021
Stated Maturity:	October 15, 2052
Interest Payment Dates:	April 15 and October 15
Interest Rate:	3.125% per annum
Authorized Denomination:	$2,000 or any integral multiple of $1,000 in excess thereof

EVEREST REINSURANCE HOLDINGS, INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                  DOLLARS ($                ) on the Stated Maturity shown above and to pay

interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on April 15, 2022, and on the Stated Maturity and each Redemption Date at the rate per annum shown above (the “Interest Rate”) until the principal hereof is paid or made available for payment and on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this 3.125% Senior Note due October 15, 2052 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided, however, that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. “Business Day” means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. Notwithstanding anything in this Security to the contrary, the words “execution,” “signed,” “signature,” and words of like import in this Security or in any other certificate, agreement or document related to this Security, including, without limitation, the Indenture, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign), so long as any electronic signature is a true representation of such signatory’s actual signature. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: October 4, 2021

EVEREST REINSURANCE HOLDINGS, INC.

By:

Name:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON as Trustee

By:

(Reverse of Security)

This Security is one of a duly authorized issue of Securities of the Company (the “Securities”), issued and issuable in one or more series under an Indenture, dated as of March 14, 2000, (the “Senior Indenture”) as supplemented by the Sixth Supplemental Indenture dated as of October 4, 2021 (the “Supplemental Indenture” and together with the Senior Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as successor in interest to JPMorgan Chase Bank (formerly known as the Chase Manhattan Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 3.125% Senior Notes due October 15, 2052. The initial aggregate principal amount of such series is $1,000,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Securities shall be redeemable at the option of the Company, in whole or in part for cash, at any time (a “Redemption Date”) prior to April 15, 2052 (the “Par Call Date”), at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities being redeemed matured on the Par Call Date (exclusive of interest accrued to such Redemption Date), discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twenty (20) basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

At any time on or after the Par Call Date, the Company may redeem the Securities at a Redemption Price equal to 100% of the principal amount of Securities being redeemed, plus accrued and unpaid interest on the Securities to the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed (assuming for this purpose, that the Securities mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities (assuming for this purpose, that the Securities mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Securities, the average of the Reference Treasury Dealer Quotations for the Redemption Date.

“Independent Investment Banker” means either Citigroup Global Markets Inc. or Wells Fargo Securities, LLC, as selected by the Company and any successor firm or, if each firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and any two (2) other primary treasury dealers (as defined herein) selected by the Company; provided, however, that (i) if any of the foregoing shall cease to be a primary treasury dealer in U.S. Government Securities (a “primary treasury dealer”), the Company will substitute another primary treasury dealer in its place and (ii) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be any other primary treasury dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third (3rd) Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third (3rd) Business Day preceding the Redemption Date.

Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If less than all the Securities of this series are to be redeemed at the option of the Company, the Trustee shall select, in accordance with the procedures of the Depository Trust Company, the Securities of this series to be redeemed in whole or in part. The Trustee may select for redemption Securities of this series and portions of Securities of this series in amounts of whole multiples of $1,000; provided, that the unredeemed portion of any Security of this series may not be less than $2,000.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Securities or portions of the Securities called for redemption.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series affected thereby at the time Outstanding. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute any such proceeding for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles thereof.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

under Uniform Gift to Minors

Act
(State)

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ______________ (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________ agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Exhibit B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON as Trustee

By:
Authorized Officer

B-1